As filed with the Securities and Exchange Commission on June 29, 1995.

                                       Registration No. 33-______
________________________________________________________________________________
                SECURITIES AND EXCHANGE COMMISSION
                      450 FIFTH STREET, N.W.
                     WASHINGTON, D.C.  20549
                            __________

                             FORM S-8

                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
                            __________

                       ROSE'S STORES, INC.
      (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                      56-0382475
        (State or Other Jurisdiction    (I.R.S. Employer
     of Incorporation or Organization)  Identification No.)

                      218 S. Garnett Street
                       Henderson, NC 27536
   (Address of Principal Executive Offices, including zip code)

                        ROSE'S STORES, INC.
                   NEW EQUITY COMPENSATION PLAN
                       ROSE'S STORES, INC.
                     CONSUMMATION BONUS PLAN
                    (Full Title of the Plans)

          George T. Blackburn, II            Copy to:
          Rose's Stores, Inc.                James F. Verdonik, Esq.
          218 S. Garnett Street              Petree Stockton, L.L.P.
          Henderson, NC 27536                4101 Lake Boone Trail, Suite 400
          (919) 430-2600                     Raleigh, NC  27607
          (Name, Address and Telephone       (919) 420-1700
          Number of Agent for Service)


                 CALCULATION OF REGISTRATION FEE

                                           Proposed          Proposed
                                           Maximum           Maximum          Amount of
Title of Securities   Amount To Be      Offering Price   Aggregate Offering  Registration
To Be Registered       Registered         Per Share           Price              Fee
Common Stock,
no Par Value             700,000         $1.9609375(1)     $1,372,656.20        $473.29

(1)  Estimated solely for purposes of calculating the registration fee.  The maximum offering price per share is based upon the average of the high and low prices of the Common Stock of the Registrant on June 27, 1995.

                               PART I

              INFORMATION REQUIRED IN THE SECTION 10(a)
                             PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Employee Plan Annual Information *




    *     As permitted by the rules of the Securities and Exchange
          Commission (the "Commission"), the documents containing the information required by Part I of Form S-8 will not be filed with the Commission as part of this Registration
          Statement. The documents containing the information specified in Part I will be delivered to the participants as required by Rule 428(b) promulgated under the Securities
          Act of 1933, as amended (the "Securities Act").





                          EXPLANATORY NOTE

     This registration statement is being filed to register 700,000 shares authorized for issuance under the Rose's Stores, Inc. New
Equity Compensation Plan.  The shares authorized under the Rose's
Stores's Inc. New Equity Compensation Plan will be awarded pursuant to the Rose's Stores, Inc. Consummation Bonus Plan which was approved by the Board of Directors on November 2, 1994 and approved by the United States Bankruptcy Court, Eastern District of North Carolina,
Raleigh Division on February 14, 1995.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     Roses Stores, Inc. (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents:

     (a)  The Registrant's Annual Report on Form 10-K filed with the
     Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) under the Securities Act of 1934, as amended
     (the "Exchange Act"), containing audited financial statements for the fiscal year of the Registrant ended January 28, 1995;

     (b)  All other reports filed with the Commission pursuant to
     Section 13(a) of the Exchange Act since January 28, 1995; and

     (c) The description of the Common Stock contained under the caption "Description of Registrant's Securities to be Registered" in the Registration Statement of the Registrant on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents with the Commission.

Item 4.   Description of Securities

     The class of securities to be offered hereby is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Certain legal matters in connection with this offering will be passed upon for the Registrant by Petree Stockton, L.L.P., Raleigh, North Carolina. Petree Stockton, L.L.P. serves as corporate counsel to the Registrant and has received and is expected to receive payment for legal services rendered or to be rendered on an ongoing basis to the Registrant. No attorneys of Petree Stockton, L.L.P. own any securities of the Registrant.

Item 6.   Indemnification of Directors and Officers

     Section 5 of Article VIII of the Amended and Restated Bylaws of the Registrant and Article TENTH of the Restated Certificate of Incorporation of the Registrant provide as follows:

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, he shall, without limiting the provisions of paragraph (a) above, be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d)  Any indemnification under paragraphs (a) and (b)
     (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this section or as otherwise authorized by law. Such expenses
     (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) The Corporation, at its expense, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions hereof or under the provisions of the General Corporation Law of the State of Delaware.

          (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          (i) All rights to indemnification and advancement of expenses hereunder shall be deemed to be provided by contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while this section, other relevant provisions of the General Corporation
     Law of the State of Delaware and other applicable law, if any, are in effect.

          (j) Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

          (k)  If the General Corporation Law of the State of
     Delaware is amended to authorize corporate action permitting the Corporation to further indemnify or advance expenses to directors, officers, employees or agents, then such person, in addition to the circumstances in which he is now entitled to indemnification and advancement of expenses, shall be entitled to be indemnified and have expenses advanced to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          (l) For purposes of this section, references to "Corporation" shall include, in addition to the resulting
     Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions hereof with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (m) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent by the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner
     "not opposed to the best interests of the Corporation," as referred to herein.

          (n) If this section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person as provided above as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this section that shall not have been invalidated or by any other applicable law.

     Reference is made to Article TWELFTH of the Restated Certificate of Incorporation of the Registrant, which provides as follows:

          TWELFTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchase or redemption under Section 174 of the General Corporation Law of the State of Delaware or any successor provision, or (iv) for any transaction from which such director derived an improper personal benefit.
     If the General Corporation Law of the State of Delaware is amended after the effective date of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General
     Corporation Law of the State of Delaware, as so amended.

          Any amendment to or repeal or modification of this Article
     TWELFTH (i) by the stockholders of the Corporation or (ii) by an amendment to the General Corporation Law of the State of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection, existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, or a person serving as a director at the time of such repeal or modification.

     Reference is also made to Section 145 of Title 8 of the Delaware
Code, which provides as follows:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys'

     fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses
     (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d)  Any indemnification under subsections (a) and (b)
     (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner
     "not opposed to the best interests of the corporation" as referred to in this Section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Rose's Stores, Inc. New Equity Compensation Plan, filed as Exhibit 4.1 to this Registration Statement, provides for indemnification for certain of the Registrant's directors in connection with their actions taken as members of the committee which has the responsibility for administering the Rose's Stores, Inc. New
Equity Compensation Plan.

Item 7.   Exemption From Registration Claimed

     Not applicable. The shares of Common Stock registered herein may be sold pursuant to this Registration Statement or pursuant to an exemption from registration, or an exemption under Section 4(2) of the Securities Act, including Rule 144, if available.

Item 8.   Exhibits

     The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K, are included in Part II of this Registration Statement. Exhibit numbers omitted are not applicable.

     4.1  Rose's Stores, Inc. New Equity Compensation Plan.

     4.2  First Amendment to the Rose's Stores, Inc. New Equity
          Compensation Plan.

     4.3  Rose's Stores, Inc. Consummation Bonus Plan.

     5 Legal opinion of Petree Stockton, L.L.P. with respect to the legality of the securities being registered hereunder.

     23.1 Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Petree Stockton, L.L.P. (Contained in Exhibit
          5).

     24   Power of Attorney (Contained on signature page).

Item 9.   Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of North Carolina, on this 22nd day of June, 1995.

                         ROSE'S STORES, INC.
                         By:/s/ R. Edward Anderson
                         R. Edward Anderson
                         President, Chief Executive Officer and
                         Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ms. Jeanette R.
Peters his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments
(including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                         Date

/s/ R. Edward Anderson        President, Chief Executive      June 22, 1995
R. Edward Anderson            Officer (principal executive
                              officer) and Chairman of the Board

/s/ Jeanette R. Peters        Senior Vice President and       June 22, 1995
Jeanette R. Peters            Chief Financial Officer
                              (principal financial
                              officer and principal
                              accounting officer)

/s/ N. Hunter Wyche            Director                       June 22, 1995

/s/ Denis Taura                Director                       June 22, 1995

/s/ Elliott Stone              Director                       June 22, 1995

/s/ Harold Smith               Director                       June 22, 1995

/s/ J. David Rosenberg         Director                       June 22, 1995

/s/ Joseph L. Mullen           Director                       June 22, 1995

/s/ Walter F. Loeb             Director                       June 22, 1995

                               EXHIBIT INDEX

Exhibit No.                   Description

     4.1       Rose's Stores, Inc. New Equity            Incorporated
               Compensation Plan (Incorporated           by reference
               by reference to Exhibit (c)(4) to
               the Registrant's Current Report on
               Form 8-K dated April 24,  1995)

     4.2       First Amendment to the Rose's Stores, Inc.
               New Equity Compensation Plan

     4.3       Rose's Stores, Inc. Consummation Bonus Plan

     5         Legal opinion of Petree Stockton, L.L.P.

     23.1      Consent of KPMG Peat Marwick LLP

     23.2      Consent of Petree Stockton, L.L.P.
               (Contained in Exhibit 5)

     24        Power of Attorney (Contained on signature page)

NORTH CAROLINA                             FIRST AMENDMENT TO THE
                                             ROSE'S STORES, INC.
VANCE COUNTY                            NEW EQUITY COMPENSATION PLAN


     THIS AMENDMENT, made and entered into this 11th day of May, 1995, by ROSE'S STORES, INC., a corporation organized and existing under the laws of the State of Delaware with its principal office in Henderson, North Carolina (the "Company");

                             WITNESSETH:

     WHEREAS, the Company has previously established and adopted the Rose's Stores, Inc. New Equity Compensation Plan effective April 28,
1995 (the "Equity Plan") for the benefit of its eligible Associates;
and

     WHEREAS, pursuant to Section 14.1 of the Equity Plan, the Board of Directors of the Company is authorized to amend or modify the Equity Plan at any time and from time to time; and

     WHEREAS, the Company has also established and adopted the Rose's
Stores, Inc. Consummation Bonus Plan (the "Bonus Plan"), under which certain awards became payable upon the confirmation of the First
Amended Joint Plan of Reorganization of Rose's Stores, Inc.; and

     WHEREAS, the Bonus Plan provides that the committee which shall be appointed under the Equity Plan shall have the responsibility for allocating the awards payable under the Bonus Plan among eligible participants, other than the awards payable to the President and Chief
Executive Officer of the Company (which are fixed by the terms of the Bonus Plan), and to otherwise administer the Bonus Plan; and

     WHEREAS, the awards payable under the Bonus Plan shall be granted under the Equity Plan; and

     WHEREAS, in order to facilitate making the awards payable under the Bonus Plan during the time frames specified in the Bonus Plan, the Board of Directors of the Company has taken action to amend the Equity
Plan to provide that the President and Chief Executive Officer of the Company shall have sole authority to allocate the awards payable under the Bonus Plan among eligible participants other than himself and to have all other administrative authority with respect to the awards payable under the Bonus Plan; and

     WHEREAS, the Board of Directors of the Company has authorized and directed the officers of the Company to execute such documents and to take such other action as may be necessary to give effect to the such amendment;

     NOW THEREFORE, in consideration of the premises herein contained, section 3.3 of the Equity Plan shall be amended to read as follows, effective as of the date hereof:

     The Committee shall have exclusive right to interpret, construe and administer the Plan, to select the persons who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Stock Options, Stock Rights, shares of Stock or Performance Shares subject to an Award and the form, terms, conditions, and duration of each Award, and any amendment thereof consistent with the provisions of the Plan.
     Notwithstanding the foregoing:

          (a)  the awards payable under the Rose's Stores, Inc.
               Consummation Bonus Plan (the "Bonus Plan") adopted by the Corporation and approved by the United Stated
               Bankruptcy Court for the Eastern District of North
               Carolina shall be issued under the Plan; and

          (b) the Committee shall be deemed to have delegated all its responsibilities with respect to awards under the Bonus Plan (including its responsibilities under the terms of the Bonus Plan and this Plan) to the President and Chief Executive Officer of the Company, and all references to the Committee in the Bonus Plan and this Plan shall be deemed to be references to the President and Chief Executive Officer for this purpose.

     All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding on all Participants, Eligible
     Participants and their beneficiaries.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, all as of the day and year first above written.

                              COMPANY:

                              ROSE'S STORES, INC.
ATTEST:

(Corporate Seal)

/s/ G. Templeton Blackburn, II          By:/s/ R. Edward Anderson
        Secretary                            President

                         ROSE'S STORES, INC.
                       CONSUMMATION BONUS PLAN


     THIS CONSUMMATION BONUS PLAN (the "Plan") is hereby established by Rose's Stores, Inc. (the "Company") to ensure the continued service of the Company's key executives during the Company's proceeding under chapter 11 (the "Proceeding") of Title 11 of the United States Code.

1.   EFFECTIVE DATE

     This Plan shall be effective as of February 14, 1995, pursuant to an order of the United States Bankruptcy Court for the Eastern
District of North Carolina issued on such date.

2.  ELIGIBLE ASSOCIATES

     The following Associates of the Company shall be eligible for bonuses under the Plan (the "Eligible Associates"):

     (a)  the President and Chief Executive Officer;

     (b)  the Executive Vice President;

     (c)  the Senior Vice Presidents; and

     (d)  the Vice Presidents.

3.  ENTITLEMENT TO BONUS

     (a) The bonuses specified in section 4(a) below shall become payable on the Effective Date of the First Amended Joint Plan of Reorganization of Rose's Stores, Inc. dated October 4, 1994, as amended from time to time (the "Joint Plan"), provided that none of the Alternative Treatment Provisions of the Joint Plan are in effect on the Effective Date or on the date on which the bonuses would be paid pursuant to section 4(a) below (for purposes of this Plan, the terms "Effective Date" and "Alternative Treatment Provisions" shall have the meanings given to such terms in the Joint Plan).

     (b) The bonuses specified in section 4(b) below shall become payable on the date on which the Company is sold, provided that the sale occurs prior to the Effective Date of the Joint Plan.

4.  CONTENT OF BONUS

     (a) The bonuses payable pursuant to section 3(a) above shall consist of the following:


          (i) Within thirty (30) days after the Effective Date of the Joint Plan, the Eligible Associates shall receive as a group an award under the New Equity Compensation Plan of Rose's Stores, Inc,
(the "New Equity Compensation Plan") an aggregate number of shares of New Rose's Common Stock (within the meaning of the Joint Plan) equal to 1.5% of the total number of shares of New Rose's Common Stock issued on the Effective Date (the "Consummation Shares").  The
Consummation Shares shall be allocated among the Eligible Participants as follows:

               (A) The President and Chief Executive Officer shall receive 41.09% of the Consummation Shares; and

               (B) The remaining Consummation Shares shall be allocated among the Eligible Associates other than the President and Chief Executive Officer in such amounts as shall be determined by the committee designated under the New Equity Compensation Plan (the
"Committee") based on targeted awards (actual awards may be above or below the targets) and based, in part, on the recommendation of the President and Chief Executive Officer.

          (ii) Ninety (90) days after the Effective Date of the Joint
Plan, the Eligible Associates shall receive as a group an award under the New Equity Compensation Plan of stock options (the "Options") granting them the right to purchase an aggregate of 550,000 shares of New Rose's Common Stock which shall be issued in addition to the total number of shares of New Rose's Common Stock issued on the Effective
Date. The Options shall be structured as incentive stock options (or, to the extent required otherwise by law, nonqualified stock options);
provided, however, that to the extent shareholder approval of the New
Equity Compensation Plan is not timely received, the incentive stock option awards shall be treated as nonqualified stock options. One-half of the Options shall contain an exercise price equal to the fair market value of the New Rose's Common Stock on the date of grant (as determined pursuant to the New Equity Compensation Plan) and shall have a term of five (5) years. The remaining one-half of the Options shall contain an exercise price equal to two (2) times the fair market value of the New Rose's Common Stock on the date of grant (as determined pursuant to the New Equity Compensation Plan) and shall have a term of seven (7) years. All of the Options shall vest one-third on the first anniversary of the Effective Date, one-third on the second anniversary of the Effective Date and one-third on the third anniversary of the Effective Date. The Options shall be allocated among the Eligible Participants as follows:

               (A) The President and Chief Executive Officer shall receive 25% of the Options; and

               (B) The remaining Options shall be allocated among the Eligible Associates other than the President and Chief Executive
Officer in such amounts as shall be determined by the Committee based on the face value of the New Rose's Common Stock under the Options and targeted multiples of salary of the Eligible Associates other than the President and Chief Executive Officer and based, in part, on the recommendation of the President and Chief Executive Officer.

     (b) The bonuses payable pursuant to section 3(b) above shall consist of cash bonuses payable to the Eligible Associates from the proceeds of the sale of the Company. The aggregate amount of the bonuses payable to the Eligible Associates (the "Cash Bonus") shall be an amount equal to a percentage of the ultimate proceeds of sale after payment of Allowed Administrative Claims, Tax Claims, GE

Obligations and Allowed Claims in Classes 1, 2A and 2B of the Joint
Plan (the "Ultimate Proceeds of Sale"), as follows:


                              Percent of Ultimate
    Sales Price                     Proceeds of Sale
$0 to $24,999,999                       0.5%

$25,000,000 to
$59,999,999                             1.5%

$60,000,000 and above                   2.0%


The Cash Bonus shall be allocated among the Eligible Participants as follows:

               (A) The President and Chief Executive Officer shall receive 41.09% of the Cash Bonus; and

               (B) The remaining Cash Bonus shall be allocated among the Eligible Associates other than the President and Chief Executive
Officer in such amounts as shall be determined by the Committee based on targeted awards (actual awards may be above or below the targets) and based, in part, on the recommendation of the President and Chief
Executive Officer.

The Cash Bonus shall be paid to the Eligible Associates pursuant to this section 4(b) as soon as administratively possible after the date of the sale giving rise to payment of the Cash Bonus.

5.  ADMINISTRATION

     The Committee shall determine the rights of any individual to a bonus hereunder and shall otherwise administer the Plan in its sole discretion, provided that the Committee shall administer the Plan consistent with the applicable provisions of the Joint Plan. Any decision or action of the Committee hereunder shall be final and binding on all parties.

6.   SUCCESSOR TO THE COMPANY

     This Plan shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company shall require any such successor to expressly assume and agree to perform this Plan. As used in this Plan, "Company" shall mean the Company as defined herein and any successor to its business and/or assets.

7.   NO RIGHTS TO CONTINUED EMPLOYMENT

     This Plan shall not be construed to give a Eligible Associate a right of continued employment with, or the right to be retained in the employ of, the Company.

8.  TAXES

     To the extent required by law, the Company shall withhold any federal, state or local taxes from payments made under this Plan, including FICA taxes.

9.  AMENDMENT AND TERMINATION

     The Company shall be entitled to amend or terminate this Plan at any time; provided, however, that the Company shall not amend or terminate the Plan in a manner that affects a benefit that has already become payable hereunder.

10.   MISCELLANEOUS

     (a) If any provision of this Plan shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Plan, all of which shall remain in full force and effect.

     (b) This Plan shall be construed and enforced in accordance with the laws of the State of North Carolina.

     (c) This Plan shall be construed in accordance with the provisions of the Joint Plan and, as determined by the Committee, shall be deemed to be modified to the extent necessary to comply with the provisions of the Joint Plan.

     IN WITNESS WHEREOF, the Company has executed this Plan under seal through its duly authorized officers on this 28th day of April, 1995.

                                   ROSE'S STORES, INC.
ATTEST:

(Corporate Seal)

/s/ G. Templeton Blackburn, II     By:/s/ R. Edward Anderson
                                     Authorized Officer







                        PETREE STOCKTON, L.L.P.
                           Attorneys at Law
                   4101 Lake Boone Trail, Suite 400
                  Raleigh, North Carolina  27807-6519
                       Telephone (919) 420-1700
                          Fax (919) 420-1800


                             June 28, 1995

Rose's Stores, Inc.
Post Office Drawer 947
Henderson, North Carolina  27536

Gentlemen:

     We refer to the registration statement on Form S-8
(the"Registration Statement"), to be filed by Rose's Stores, Inc. (the
"Company") with the Securities and Exchange Commission on or about
June 29, 1995 under the Securities Act of 1933, as amended, relating to the proposed public offering of an aggregate of 700,000 shares of common stock of the Company, no par value per share (the "Common
Stock"), by the Company pursuant to the Rose's Stores, Inc. New Equity
Compensation Plan and the Rose's Stores, Inc. Consummation Bonus Plan
(collectively, the "Plans").

     As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of that examination, we advise you that, in our opinion, (i) the Plans have been duly adopted and authorized by the board of directors and (ii) upon payment of the consideration as provided under the Plans approved by the United States Bankruptcy
Court, Eastern District of North Carolina, Raleigh Division, and delivery of the certificates evidencing the shares so acquired, the shares of Common Stock issuable in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name therein under the caption "Interests of Named Experts and Counsel." This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                          Very truly yours,


                                          /s/ Petree Stockton, L.L.P.




The Board of Directors
Rose's Stores, Inc.:

We consent to the incorporation by reference in the registration statement on Form S8 of Rose's Stores, Inc. of our report dated March
31, 1995 except for the fifth paragraph of note 18 which is dated
April 28, 1995, with respect to the consolidated balance sheets of Rose's Stores, Inc., Debtor-in-Possession, as of January 28, 1995 and
January 29, 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended January 28, 1995, which report appears in the Form 8K of Rose's Stores, Inc. dated May 10,
1995.





                                                 /s/KPMG Peat Marwick LLP

Raleigh, North Carolina
June 28, 1995
